UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): June 27, 2013

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual Meeting of Shareholders for Chico’s FAS, Inc. was held on June 27, 2013. Betsy S. Atkins did not stand for re-election at the 2013 Annual Meeting and, as a result, she will no longer serve on the Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Chico’s FAS, Inc. was held on June 27, 2013 for the purpose of electing directors and voting on the proposals described below. Each Class II director was elected and each proposal was approved.

Proposal 1 – Election of Class II Directors:

	For	Against	Abstain	Broker Non-Votes
Verna K. Gibson	130,038,959	942,955	742,108	13,879,778
David F. Dyer	130,180,252	804,394	739,376	13,879,778
Janice L. Fields	130,187,651	501,848	1,034,523	13,879,778

Proposal 2– Ratification of the Appointment of Ernst & Young LLP as Independent Certified Public Accountants:

For	Against	Abstain	Broker Non-Votes
143,071,869	1,585,016	946,915	-0-

Proposal 3 – Advisory Resolution on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
128,214,224	2,783,084	726,714	13,879,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: July 2, 2013	By:	/s/ Pamela K Knous
Pamela K Knous, Executive Vice President – Chief Financial Officer